Exhibit 99.1

Corporate Headquarters

712 Fifth Ave., 9th Floor

New York, NY 10019

212.843.1601

PRESS RELEASE

For Immediate Release

Bluerock Residential Growth REIT (BRG) Announces Agreement to Internalize Management

New York, NY (August 4, 2017) — Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) (the “Company”) and its external manager, BRG Manager, LLC (the “Manager”), have entered into a definitive agreement to internalize the external management function currently performed by the Manager.

The transaction was negotiated and approved by a special committee comprised entirely of independent and disinterested members (the “Special Committee”) of the Board of Directors of the Company (the “Board”) and provides for the internalization of the external management of the Company and the direct employment of the Manager’s existing management team and certain other employees. The consideration will be calculated pursuant to a formula established in the Management Agreement at the time of the Company’s initial public offering and is expected to be approximately $41 - $42 million. To further align the interests of our management team with those of our stockholders, 99.9% of the consideration will be paid in equity, comprised of units of limited partnership interest (“OP Units”) in the Company’s operating partnership and shares of Class C Common Stock, which are being issued to provide the recipients with a voting franchise commensurate with their economic interest in the OP Units. As part of the transaction, the recipients have agreed to limit their voting rights to 9.9% of the then-outstanding voting rights of the Company’s capital stock. The Special Committee believes that the internalization of management will reduce expenses as the Company grows and further align the interests of management, the Board and stockholders.

In addition to the internalization, the Company announced that the Board is undertaking a review of the Company’s dividend policy for the Company’s Class A Common Stock.

Key Aspects of the Internalization

"Since our IPO, we have communicated to the market that we would internalize management upon achieving a $500 million equity base, at which point an internal structure was expected to become accretive for our stockholders. We are delivering on that promise today, positioning the Company with a more robust institutional structure for its next phase of growth, while providing strategic, operational and financial benefits that are expected to enhance stockholder value," said Ramin Kamfar, Chief Executive Officer. Potential benefits of the internalization include:

•	Immediate Cost Savings and Accretion – Excluding the one-time costs associated with the internalization, the Company expects to experience savings of approximately $3.8 million over the first 12 months based on the annualized run rate for the third quarter of 2017.

•	Increasing Economies of Scale with Growth – Through elimination of the 1.5% base management fee on equity and the 20% incentive management fee currently payable under the Management Agreement, the internalization facilitates increasing economies of scale as the Company's equity capital grows.

•	Alignment of Interests through Ownership – The increased equity ownership of the Company by key executives as a result of the internalization is expected to further align the interests of such key executives with those of the Company’s stockholders.

•	Mitigation of Conflicts – The proposed transaction will mitigate perceived or actual existing conflicts of interest between the Company and the Manager.

•	Simplified Structure with Control of Key Functions – The proposed transaction will simplify the Company’s structure through the unification of all of the Company’s and the Manager’s investment activity and resources under a single, transparent corporate structure, and enable the Company the ability to control key functions that are important to the growth of its business.

•	Potential for Expanded Institutional Investor Base – The Company believes an internal management structure is preferred by the investment community over an external management structure and has the potential to attract new institutional investors, thereby improving the Company’s ability to raise capital.

•	Continuity of Management Team – The existing management team of the Manager, including the Company's current executive officers, will become employees of the Company. The Company will enter into employment agreements with each of its Chief Executive Officer, its President and Chief Operating Officer, its Chief Investment Officer, its Chief Acquisitions Officer, its Chief Legal Officer, and its Chief Financial Officer, providing a seamless transition and clarity as to future senior leadership.

The proposed transaction was unanimously approved by the Special Committee, which was formed to review, consider and negotiate the terms and conditions of the internalization, including the composition of the consideration payable in connection with the internalization, and to recommend to the full Board whether to pursue the internalization and, if so, on what terms and conditions. The full Board also unanimously approved the proposed transaction.

Duff & Phelps, LLC acted as financial advisor to the independent Special Committee in connection with the transaction and issued a fairness opinion to the Special Committee in connection with the transaction.

The proposed transaction is expected to close promptly after the Company’s annual meeting of stockholders, currently scheduled for October 26, 2017, and must close on or before February 3, 2018, pursuant to the Contribution Agreement, which sets forth the material terms of the internalization. The proposed transaction remains subject to: (i) the approval of the issuances of equity by a majority of the Company’s stockholders and disinterested stockholders voting at the Company’s annual meeting of stockholders; and (ii) other customary closing conditions.

Dividend Evaluation by the Company’s Board of Directors

In addition, the Board has initiated, in conjunction with a financial advisor, a comprehensive review of the appropriate dividend policy for the Company’s Class A Common Stock. The Board’s goal will be to pursue a long-term dividend strategy that it believes will be competitive, sustainable and covered, while enabling the Company to deliver long-term growth in the share price of our Class A Common Stock. The Board’s evaluation will consider factors including, but not limited to, achieving a sustainable dividend covered by current recurring AFFO (vs. pro forma AFFO), multifamily and small cap peer dividend rates, multifamily and small cap peer payout ratios, providing financial flexibility for the Company, and achieving an appropriate balance between the retention of capital to invest and grow net asset value, and the importance of current distributions. The Board is expected to complete its review of the dividend policy for the Company’s Class A Common Stock in the fourth quarter of 2017.

The Board’s review will address the dividend policy for the Company’s Class A Common Stock only. The terms of each series of the Company’s issued and outstanding preferred stock provide for fixed annual dividend rates, and are not subject to adjustment at the Board’s discretion.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) is a real estate investment trust that focuses on acquiring a diversified portfolio of Class A institutional-quality apartment properties in demographically attractive growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through improvements to operations and properties. The Company generally invests with strategic regional partners, including some of the best-regarded private owner-operators in the United States, enabling the Company to operate as a local sharpshooter in each of its markets while enhancing its off-market sourcing capabilities. The Company’s Class A Common Stock is included on the Russell 2000 and Russell 3000 Indexes. The Company has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Advisors

Duff & Phelps, LLC acted as financial advisor to the Special Committee in connection with the proposed internalization. Morrison & Foerster LLP acted as legal advisor to the Special Committee in connection with the proposed internalization. Kaplan Voekler Cunningham & Frank PLC acted as legal advisor to the Company in connection with the proposed internalization. Vinson & Elkins LLP acted as legal advisor to the Manager in connection with the proposed internalization. FPL Associates L.P. acted as an executive compensation consultant to the compensation committee of the Board with respect to the employment agreements discussed herein.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including, without limitation, with respect to the completion of the proposed internalization on the terms described or at all and the expected benefits of the proposed internalization. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s stockholders, governmental or regulatory agencies and third parties; the risk that a condition to closing of the proposed internalization may not be satisfied; and the Company’s ability to consummate the proposed internalization. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements.

Additional Information and Where to Find It

This press release is being made in respect of the proposed internalization involving the Company, the Operating Partnership, the Manager and certain other parties. The proposed internalization will be submitted to the stockholders of the Company for their consideration. In connection with the proposed internalization, the Company intends to file a proxy statement and other documents regarding the proposed internalization with the United States Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) REGARDING THE PROPOSED INTERNALIZATION AND OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED INTERNALIZATION. The definitive proxy statement will be mailed to the Company’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed internalization, free of charge, at the SEC’s website at www.sec.gov, including the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2017. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company through its website at http://www.bluerockresidential.com. The information on our website is not, and shall not be deemed to be a part hereof or incorporated into this or any other filings with the SEC. You may also request them in writing, by telephone or via the Internet at:

Bluerock Residential Growth REIT, Inc.

712 Fifth Avenue, 9th Floor

New York, New York 10019

(212) 843-1601

Attn: Ryan MacDonald

Website: http://www.bluerockresidential.com

Contact

(Media)

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

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